EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Mack-Cali Realty, L.P. (the “Operating Partnership”) for the quarterly period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mitchell E. Hersh, as President and Chief Executive Officer of Mack-Cali Realty Corporation, its general partner, and Barry Lefkowitz, as Chief Financial Officer of Mack-Cali Realty Corporation, its general partner, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of §13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Date: October 31, 2005	By:	/s/ Mitchell E. Hersh

Mitchell E. Hersh
President and Chief Executive Officer
of Mack-Cali Realty Corporation,
the general partner of Mack-Cali
Realty, L.P.

Date: October 31, 2005	By:	/s/ Barry Lefkowitz

Barry Lefkowitz
Executive Vice President and
Chief Financial Officer
of Mack-Cali Realty Corporation,
the general partner of Mack-Cali
Realty, L.P.

This certification accompanies each Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Operating Partnership for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by §906 has been provided to the Operating Partnership and will be retained by the Operating Partnership and furnished to the Securities and Exchange Commission or its staff upon request.